Exhibit (h)(ii)

GAMCO GLOBAL GOLD, NATURAL RESOURCES & INCOME TRUST

BY GABELLI

5.00% Series B Cumulative Preferred Shares

UNDERWRITING AGREEMENT

New York, New York

May 2, 2013

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

As Representatives of the several Underwriters

listed on Schedule I hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

The undersigned, GAMCO Global Gold, Natural Resources & Income Trust by Gabelli, a Delaware statutory trust (the “Fund”), and Gabelli Funds, LLC, a New York limited liability company (the “Adviser”), address you as underwriters and as the representatives (the “Representatives”) of each of the several underwriters named in Schedule I hereto (the “Underwriters”). The Fund proposes to sell to the Underwriters 4,000,000 shares of its 5.00% Series B Cumulative Preferred Shares, with a liquidation preference of $25.00 per share (the “Preferred Shares”) (said shares to be issued and sold by the Fund being hereinafter called the “Underwritten Securities”). The Fund also proposes to grant to the Underwriters an option to purchase up to 600,000 additional Preferred Shares to cover over-allotments (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). Unless otherwise stated, the term “you” as used herein means Citigroup Global Markets Inc. individually on its own behalf and on behalf of the other Underwriters. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form N-2 which were filed under the 1940 Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or the Final

Prospectus shall be deemed to refer to and include the filing of any document under the 1940 Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 21 hereof.

The Fund has entered into an Investment Advisory Agreement with the Adviser dated as of March 28, 2005, a Custodian Agreement with The Bank of New York Mellon Corporation dated as of March 28, 2005, and a Mutual Fund Custody and Services Agreement with American Stock Transfer & Trust Company dated as of March 28, 2005, and such agreements are herein referred to as the “Management Agreement,” the “Custodian Agreement,” and the “Transfer Agency Agreement’” respectively. Collectively, the Management Agreement, the Custodian Agreement and the Transfer Agency Agreement are herein referred to as the “Fund Agreements.”

1. Representations and Warranties of the Fund and the Adviser. The Fund and the Adviser, jointly and severally, represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.

(a) The Fund has prepared and filed with the Commission a shelf registration statement (file numbers 333-186097 and 811-21698) on Form N-2, including a related base prospectus (including any statement of additional information incorporated by reference therein), for registration under the Act and the 1940 Act of the offering and sale of certain securities, including the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Fund may have filed, as part of an amendment to the Registration Statement or pursuant to Rule 497, one or more amendments thereto, including a related Preliminary Final Prospectus (including any statement of additional information incorporated by reference therein), each of which has previously been furnished to you. The Fund will file with the Commission a final prospectus supplement (including any statement of additional information incorporated by reference therein) related to the Securities in accordance with Rule 497. As filed, such final prospectus supplement (including any statement of additional information incorporated by reference therein), together with the Base Prospectus, shall contain all information required by the Act and the 1940 Act and the Rules and Regulations for the offering and sale of the Securities contemplated by this Agreement and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Final Prospectus) as the Fund has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1).

(b) Each Preliminary Final Prospectus complied when filed with the Commission in all material respects with the provisions of the Act, the 1940 Act and the Rules and Regulations, and each Preliminary Final Prospectus, any Rule 482 Statement and the Rule 430B Information, when taken together as a whole, as of the Execution Time, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Fund makes no representations or warranties as to the information contained in or omitted from a Preliminary Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Fund by or on behalf of any Underwriter specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof.

(c) On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 497 and on the Closing Date (as defined herein), and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplements thereto) will, and the 1940 Act Notification when originally filed with the Commission and any amendment or supplement thereto when filed with the Commission did or will, comply in all material respects with the applicable requirements of the Act, the 1940 Act and the Rules and Regulations; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 497 and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Fund makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Final Prospectus (or any supplement thereto), in reliance upon and in conformity with information furnished in writing to the Fund by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof. The Commission has not issued any order preventing or suspending the use of any Preliminary Final Prospectus or Final Prospectus.

(d) The Fund has been duly organized and is validly existing in good standing as a statutory trust under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Base Prospectus, each Preliminary Final Prospectus and Final Prospectus (as amended by any amendment or supplement to any of them) and is duly registered and qualified to do business and is in good standing under the laws of each jurisdiction which requires such registration or qualification. The Fund has no subsidiaries.

(e) The Fund’s authorized equity capitalization is as set forth in the Registration Statement, the Base Prospectus, each Preliminary Final Prospectus and the Final Prospectus; the capital shares of the Fund conform in all material respects to the description thereof contained in the Registration Statement, the Base Prospectus, each

Preliminary Final Prospectus and the Final Prospectus; all outstanding shares of capital stock of the Fund have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued and fully paid and nonassessable; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE MKT LLC (“NYSE MKT”); the Fund’s shares of common stock are duly listed on the NYSE MKT; the certificates for the Securities are in valid and sufficient form; and, except as set forth in the Registration Statement, the Basic Prospectus, each Final Preliminary Prospectus or the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Fund are outstanding.

(f) The Securities will conform in all material respects to the statements relating thereto contained in each Preliminary Final Prospectus and the Final Prospectus and to the terms thereof set forth in the Statement of Preferences of GAMCO Global Gold, Natural Resources & Income Trust by Gabelli, creating and fixing the rights of 5.00% Series B Cumulative Preferred Shares dated May 7, 2013 (the “Statement of Preferences”).

(g) The Fund’s registration statement on Form 8-A under the Exchange Act has become effective.

(h) The Fund, subject to the Registration Statement having been declared effective and the filing of the Final Prospectus under Rule 497, has taken all required action under the Act, the 1940 Act, the Exchange Act and the Rules and Regulations to make the public offering and consummate the sale of the Securities as contemplated by this Agreement.

(i) There are no agreements, contracts, indentures, leases, permits or other instruments that are required to be described in the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or Final Prospectus, or to be filed as an exhibit to the Registration Statement, which are not described or filed as required by the Act, the 1940 Act or the Rules and Regulations (except that for the avoidance of doubt, this Agreement will be filed by a post-effective amendment to the Registration Statement prior to the Closing Date); the statements in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and Final Prospectus under the headings “Management of the Fund,” “Description of the Shares,” “Anti-Takeover Provisions of the Fund’s Governing Documents,” “Taxation” and “Repurchase of Common Shares” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(j) The execution and delivery of, and the performance by the Fund of its obligations under, this Agreement and the Fund Agreements have been duly and validly authorized by the Fund and this Agreement and the Fund Agreements have been duly executed and delivered by the Fund and constitute the valid and legally binding agreements of the Fund, assuming due authorization, execution and delivery thereof by the other parties thereto, enforceable against the Fund in accordance with their terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Fund’s obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles.

(k) The Fund is duly registered under the 1940 Act as a closed-end, non-diversified management investment company and the 1940 Act Notification has been duly filed with the Commission. The Fund has not received any notice from the Commission pursuant to Section 8(e) of the 1940 Act with respect to the 1940 Act Notification or the Registration Statement.

(l) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Fund Agreements, except such as have been made or obtained under the Act, the Exchange Act, the Advisers Act, the 1940 Act, the rules and regulations of FINRA and the NYSE MKT, and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus.

(m) Neither the issuance and sale of the Securities, the execution, delivery or performance of this Agreement or any of the Fund Agreements or the performance of the Fund’s Automatic Dividend Reinvestment Plan, nor the consummation of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof, conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to, (i) the Organizational Documents of the Fund and the Statement of Preferences, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Fund is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Fund of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Fund or any of its properties except, in the case of (ii) or (iii), for such conflict, breach or default that would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, operations, business or properties of the Fund, whether or not arising from transactions in the ordinary course of business.

(n) The financial statements, together with related schedules and notes, included or incorporated by reference in the Basic Prospectus, each Preliminary Final Prospectus, the Final Prospectus and the Registration Statement present fairly, the financial condition, results of operations and cash flows of the Fund as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and the 1940 Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the other financial and statistical information and data included in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus are accurately derived from such financial statements and the books and records of the Fund.

(o) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund or its property is pending or, to the best knowledge of the Fund, threatened that (i) could reasonably be expected to have a material adverse effect on the Fund’s performance of this Agreement or the consummation of any of the transactions herein contemplated or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, operations, business or properties of the Fund, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus.

(p) The Fund does not own any real property.

(q) The Fund is not in violation or default of any provision of its Organizational Documents or (i) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (ii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Fund or any of its properties.

(r) Since the date as of which information is given in the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, operations, business or properties of the Fund (other than as a result of changes in the markets affecting its portfolio assets), whether or not arising in the ordinary course of business and (ii) there have been no transactions entered into by the Fund which are material to the Fund other than those in the ordinary course of its business as described in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus.

(s) PricewaterhouseCoopers LLP, who has audited the financial statements of the Fund and delivered its report with respect to the audited financial statements included or incorporated by reference in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and Final Prospectus, is an independent registered public accounting firm with respect to the Fund within the meaning of the Act, the 1940 Act and the Rules and Regulations.

(t) The Fund has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus, the Final Prospectus or other materials permitted by the Act, the 1940 Act or the Rules and Regulations.

(u) All advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides” and “road show scripts”), whether in printed or electronic form, authorized in writing by or prepared by the Fund or the Adviser for use in connection with the offering and sale of the Securities (collectively, “sales material”) complied and comply in all material respects with the applicable requirements of the Act, the 1940 Act, the Rules and Regulations and the rules and interpretations of FINRA and if required to be filed with FINRA under FINRA’s conduct rules, or with the Commission, were so filed. No sales material contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(v) The Fund is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged and which the Fund deems adequate; all policies of insurance insuring the Fund or its business, assets, employees, officers and trustees, including the Fund’s trustees and officers errors and omissions insurance policy and the fidelity bond required by Rule 17g-1 of the 1940 Act Rules and Regulations, are in full force and effect; the Fund is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by the Fund under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Fund has not been refused any insurance coverage sought or applied for; and the Fund has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, operations, business or properties of the Fund, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus (exclusive of any supplement thereto).

(w) The Fund possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Fund has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, operations, business or properties of the Fund, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus.

(x) The Fund maintains and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization and with the investment objectives, policies and restrictions of the Fund and the applicable requirements of the 1940 Act, the 1940 Act Rules and Regulations and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, to calculate net asset value, to maintain accountability for assets and to maintain material compliance with the books and records requirements under the 1940 Act and the 1940 Act Rules and Regulations; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Fund employs “internal control over financial reporting” (as such term is defined in Rule 30a-3 under the 1940 Act) and such internal control over financial reporting is and shall be effective as required by the 1940 Act and the 1940 Act Rules and Regulations. The Fund is not aware of any material weakness in its internal control over financial reporting.

(y) The Fund maintains “disclosure controls and procedures” (as such term is defined in Rule 30a-3 under the 1940 Act); such disclosure controls and procedures are effective as required by the 1940 Act and the 1940 Act Rules and Regulations.

(z) Except as stated in this Agreement and as described in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus, the Final Prospectus, the Fund has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in violation of federal securities laws, in stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Securities, and the Fund is not aware of any such action taken or to be taken by any affiliates of the Fund.

(aa) This Agreement and each of the Fund Agreements complies in all material respects with all applicable provisions of the Act, the 1940 Act, the Rules and Regulations, the Advisers Act and the Advisers Act Rules and Regulations and the Fund’s trustees and the Fund’s shareholders have approved the Management Agreement in accordance with Section 15 of the 1940 Act.

(bb) Except as disclosed in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus, no trustee of the Fund is an “interested person” (as defined in the 1940 Act) of the Fund or an “affiliated person” (as defined in the 1940 Act) of any Underwriter listed in Schedule I hereto.

(cc) The Fund intends to direct the investment of the proceeds of the offering of the Securities in such a manner as to comply with the requirements of Subchapter M of the Code and, at all times since its inception, has qualified as a regulated investment company under Subchapter M of the Code.

(dd) The conduct by the Fund of its business (as described in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus) does not require it to be the owner, possessor or licensee of any patents, patent licenses, trademarks, service marks or trade names which it does not own, possess or license.

(ee) The Fund has filed all foreign, federal, state and local tax returns required to be filed or has properly requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, operations, business or properties of the Fund, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, operations, business or properties of the Fund, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus; and the Fund has been and is currently in compliance with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code.

(ff) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Fund or sale by the Fund of the Securities.

(gg) Except as disclosed in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and Final Prospectus, the Fund (i) does not have any material lending or other relationship with any bank or lending affiliate of the Representatives and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Citigroup Global Markets Holdings Inc.

(hh) There is and has been no failure on the part of the Fund and any of the Fund’s trustees or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”).

(ii) The Fund has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act) by the Fund, including policies and procedures that provide oversight of compliance by each investment adviser, administrator and transfer agent of the Fund.

(jj) The Fund will comply with the asset coverage requirements of the 1940 Act immediately after giving effect to the issuance of the Securities.

(kk) There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Fund under the Act.

(ll) Reserved.

(mm) The operations of the Fund are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any government agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund with respect to the Money Laundering Laws is pending or, to the best knowledge of the Fund, threatened.

(nn) There are no business relationships or related-party transactions involving the Fund or any other person required to be described in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and Final Prospectus which have not been described as required, it being understood and agreed that the Fund and the Adviser make no representation or warranty with respect to any such relationships involving any Underwriter or any affiliate and any other person that have not been disclosed to the Fund by the relevant underwriter in connection with this offering.

(oo) Neither the Fund nor, to the knowledge of the Fund, any trustee, officer, agent, employee or affiliate of the Fund is aware of or has taken any action in connection with the Fund, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Fund, and to the knowledge of the Fund, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(pp) Neither the Fund nor, to the knowledge of the Fund, any trustee, officer, agent, employee or affiliate of the Fund is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Fund will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of the Fund and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Fund, as to matters covered therein, to each Underwriter.

2. Representations and Warranties of the Adviser. The Adviser represents and warrants to, and agrees with, each Underwriter as follows:

(a) The Adviser has been duly formed and is validly existing in good standing under the laws of the jurisdiction of its organization, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and Final Prospectus, and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification.

(b) The Adviser is duly registered as an investment adviser under the Advisers Act and the Adviser is not prohibited by the Advisers Act, the 1940 Act, the Advisers Act Rules and Regulations or the 1940 Act Rules and Regulations from acting under the Management Agreement as contemplated by the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus.

(c) The Adviser has full power and authority to enter into this Agreement; the execution and delivery of, and the performance by the Adviser of its obligations under, this Agreement and the Management Agreement have been duly and validly authorized by the Adviser; and this Agreement and the Management Agreement, have been duly executed and delivered by the Adviser, and each such agreement constitutes the valid and legally binding agreement of the Adviser, enforceable against the Adviser in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Adviser’s obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles.

(d) The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and Final Prospectus and under this Agreement and the Management Agreement, as applicable.

(e) The description of the Adviser and its business, and the statements attributable to the Adviser, in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and Final Prospectus complied and comply in all material respects with the applicable provisions of the Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or its property is pending or, to the best knowledge of the Adviser, threatened that (i) is required to be described in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus that is not so described as required, (ii) could reasonably be expected to have a material adverse effect on the ability of the Adviser to fulfill its obligations hereunder or under the Management Agreement or (iii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, operations, business or properties of the Adviser, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus; and there are no agreements, contracts, indentures, leases, permits or other instruments relating to the Adviser that are required to be described in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus or the Final Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act, the 1940 Act or the Rules and Regulations.

(g) Since the date as of which information is given in the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, operations, business or properties of the Adviser, whether or not arising from the ordinary course of business and (ii) there have been no transactions entered into by the Adviser which are material to the Adviser other than those in the ordinary course of its business as described in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus.

(h) The Adviser possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, operations, business or properties of the Adviser, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus.

(i) This Agreement and the Management Agreement comply in all material respects with all applicable provisions of the Act, the 1940 Act, the Rules and Regulations, the Advisers Act and the Advisers Act Rules and Regulations.

(j) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Management Agreement, except such as have been made or obtained under the Act, the Exchange Act, the Advisers Act, the 1940 Act, the rules and regulations of FINRA and the NYSE MKT, and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus.

(k) Neither the execution, delivery or performance of this Agreement or the Management Agreement nor the consummation of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof, conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser pursuant to, (i) the Organizational Documents of the Adviser, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Adviser is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Adviser of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Adviser or any of its properties except, in the case of (ii) or (iii), for such conflict, breach or default that would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, operations, business or properties of the Adviser, whether or not arising from transactions in the ordinary course of business.

(l) Except as disclosed in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and Final Prospectus, the Adviser has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in violation of federal securities laws, in stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Securities, and the Adviser is not aware of any such action taken or to be taken by any affiliates of the Adviser.

(m) In the event that the Fund or the Adviser makes available any promotional materials related to the Securities or the transactions contemplated hereby intended for use only by registered broker-dealers and registered representatives thereof by means of an Internet web site or similar electronic means, the Adviser will install and maintain or will cause to be installed and maintained, pre-qualification and password-protection or similar procedures which are reasonably designed to effectively prohibit access to such promotional materials by persons other than registered broker-dealers and registered representatives thereof.

(n) The operations of the Adviser and its subsidiaries are and have been conducted at all times in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Adviser, threatened.

(o) The Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Management Agreement are executed in accordance with its management’s general or specific authorization; and (ii) access to the Fund’s assets is permitted only in accordance with its management’s general or specific authorization.

(p) Neither the Adviser nor, to the knowledge of the Adviser, any director, officer, agent, employee or affiliate of the Advisers is aware of or has taken any action in connection with the Adviser, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Advisers and, to the knowledge of the Adviser, their respective affiliates have conducted their businesses in compliance with the FCPA.

(q) Neither the Adviser nor, to the knowledge of the Adviser, any director, officer, agent, employee or affiliate of the Advisers is currently subject to any U.S. sanctions administered by OFAC; and the Advisers will not directly or indirectly cause the Fund to use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of the Adviser and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Adviser, as to matters covered therein, to each Underwriter.

3. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Fund agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Fund, at a purchase price of $24.2125 per share, the amount of the Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Fund hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 600,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Fund setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

4. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 3(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on May 7, 2013 or at such time on such later date not earlier than the second Business Day, nor more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Fund or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Fund by wire transfer payable in same-day funds to an account specified by the Fund. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 3(b) hereof is exercised after the third Business Day prior to the Closing Date, the Fund will deliver the Option Securities (at the expense of the Fund) to the Representatives on the date specified by the Representatives (which shall be within three Business Days after exercise of said option but not earlier than two Business Days thereafter) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Fund by wire transfer payable in same-day funds to an account specified by the Fund. If settlement for the Option Securities occurs after the Closing Date, the Fund will deliver the Option Securities to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 7 hereof.

5. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

6. Agreements of the Fund and the Adviser. The Fund and the Adviser, jointly and severally, agree with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Fund will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Fund has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Fund will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 497 within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Fund will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 497 or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Fund of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Fund will use commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time when a prospectus relating to the Securities is required to be filed or delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act, the 1940 Act and the Rules and Regulations, the Fund promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 6, an amendment or supplement which will correct such statement or omission or effect such compliance; (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in the use of the Final Prospectus; and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(c) If at any time following issuance of a Rule 482 Statement, there occurred or occurs an event or development as a result of which such Rule 482 Statement included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at that subsequent time, not misleading, the Fund will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Rule 482 Statement to eliminate or correct such untrue statement or omission.

(d) As soon as practicable, the Fund will make generally available to its security holders and to the Representatives an earnings statement or statements of the Fund which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(e) The Fund will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request.

(f) In cooperation with the Underwriters, the Fund will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Fund be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) The Fund and the Adviser will not, without the prior written consent of Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Fund, the Adviser or any affiliate of the Fund or the Adviser or any person in privity with the Fund or the Adviser, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any senior securities (as defined in the 1940 Act) other than the Securities, or any securities convertible into, or exercisable, or exchangeable for, senior securities other than the Securities; or publicly announce an intention to effect any such transaction for a period of 180 days after the date of this Agreement; provided, however, that the Fund may issue senior securities representing indebtedness (as defined in the 1940 Act) as provided in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and Final Prospectus. In the event that either (x) during the last 17 days of the 180-day period referred to above, the Fund issues an earnings release or material news or material event relating to the Fund or (y) prior to the expiration of such 180-day period, the Fund announces that it will release earning results during the 16-day period beginning on the last day of such 180-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the date of the earnings release or the occurrence of the material news or material event, as applicable.

(h) The Fund will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its best efforts to cause the Fund’s trustees and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(i) Except as stated in this Agreement, and as described in the Basic Prospectus, each Preliminary Final Prospectus and Final Prospectus Fund, the Fund and the Adviser will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Securities, other than such actions as taken by the Underwriters that are affiliates of the Fund or the Adviser, so long as such actions are in material compliance with all applicable law.

(j) The Fund agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Final Prospectus, the Final Prospectus, the Rule 482 Statement, if any, and the 1940 Act Notification and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus, any sales material and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum, dealer agreements and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the NYSE MKT; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Fund representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Fund’s accountants and the fees and expenses of counsel (including local and special counsel) for the Fund; (ix) any expense and fees for the cost of Moody’s; and (x) all other costs and expenses incident to the performance by the Fund of its obligations hereunder.

(k) The Fund will direct the investment of the net proceeds of the offering of the Securities in such a manner as to comply with the investment objectives, policies and restrictions of the Fund as described in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus.

(l) The Fund will continue to comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code.

(m) The Fund and the Adviser will use their best efforts to perform all of the agreements required of them by this Agreement and discharge all conditions of theirs to closing as set forth in this Agreement, including, without limitation, the Adviser’s performance of its services and obligations as contemplated in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus and under the Management Agreement.

(n) Reserved.

(o) The Fund will furnish to you a certificate showing compliance with the asset coverage requirements of the 1940 Act as of the Closing Date, in form and substance satisfactory to you. Such certificate shall assume the receipt of net proceeds from the sale of the Securities.

(p) The Fund will use its best efforts to effect the listing of the Securities on the NYSE MKT, subject to notice of issuance, within thirty days of the Closing Date.

7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Fund and the Adviser contained herein as of the Execution Time, the Closing Date, to the accuracy of the statements of the Fund and the Adviser made in any certificates pursuant to the provisions hereof, to the performance by the Fund or the Adviser of their obligations hereunder or to the Representatives’ waiver in writing thereof and to the following additional conditions:

(a) The Final Prospectus and any supplements thereto have been filed in the manner and within the time period required by Rule 497; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use or order pursuant to Section 8(e) of the 1940 Act shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or Final Prospectus or otherwise) shall have been complied with in all material respects.

(b) The Fund shall have requested and caused Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Fund, to have furnished to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

(i) Based solely on our review of the Delaware Certificate, the Trust is duly formed and is validly existing and is in good standing under the DSTA.

(ii) Based solely on our review of the New York Certificate, the Trust is authorized to do business in the State of New York.

(iii) The Trust has the statutory trust power and authority under the DSTA to own, lease and operate its properties and to conduct its business as described in the Preliminary Prospectus and the Prospectus.

(iv) The Trust has the statutory trust power and authority under the DSTA to execute and deliver each of the Transaction Agreements and to consummate the transactions contemplated thereby, including the issuance and sale of the Securities.

(v) Each of the NY Transaction Agreements has been duly authorized, executed and delivered by all requisite statutory trust action on the part of the Trust under the DSTA and duly executed and delivered by the Trust under the laws of the State of New York to the extent that such execution and delivery is governed by the laws of the State of New York. The Custodian Contract has been duly authorized, executed and delivered by all requisite statutory trust action on the part of the Trust under the DSTA and duly executed and delivered by the Trust under the laws of the Commonwealth of Massachusetts to the extent that such execution and delivery is governed by the laws of the Commonwealth of Massachusetts.

(vi) Each of the Investment Advisory Agreement and the Transfer Agency Agreement constitutes the valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms under the laws of the State of New York. The Custodian Contract constitutes the valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms under the laws of the Commonwealth of Massachusetts.

(vii) Neither the execution and delivery by the Trust of the Transaction Agreements nor the consummation by the Trust of the transactions contemplated thereby, including the issuance and sale of the Securities: (i) conflicts with the Organizational Documents, (ii) constitutes a violation of, or a default under, any Scheduled Contract, (iii) contravenes any Scheduled Order or (iv) causes the creation of any security interest or lien (other than those expressly created by the Transaction Agreements) upon any of the property of the Trust pursuant to any Scheduled Contracts.

(viii) Neither the execution and delivery by the Trust of the NY Transaction Agreements nor the consummation by the Trust of the transactions contemplated thereby, including the issuance and sale of the Securities, violates the DSTA or any law, rule or regulation of the State of New York. Neither the execution and delivery by the Trust of the Custodian Contract, nor the consummation by the Trust of the transactions contemplated thereby, including the issuance and sale of the Securities, violates the DSTA or any law, rule or regulation of the Commonwealth of Massachusetts.

(ix) Neither the execution and delivery by the Trust of the NY Transaction Agreements nor the consummation by the Trust of the transactions contemplated thereby, including the issuance and sale of the Securities, requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under the DSTA or any law, rule or regulation of the State of New York or the United States of America except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made. Neither the execution and delivery by the Trust of the Custodian Contract nor the consummation by the Trust of the transactions contemplated thereby requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under the DSTA or any law, rule or regulation of the Commonwealth of Massachusetts or the United States of America except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.

(x) Neither the execution and delivery by the Trust of the Transaction Agreements nor the consummation by the Trust of the transactions contemplated thereby, including the issuance and sale of the Securities (i) violates the 1940 Act or the General Rules and Regulations under the 1940 Act (the “1940 Act Rules and Regulations”) or (ii) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under the 1940 Act or the 1940 Act Rules and Regulations except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made; provided, however, that in each case we do not express any opinion with respect to (A) the antifraud provisions of any of the foregoing or (B) the eligibility under the 1940 Act and the 1940 Act Rules and Regulations of The Bank of New York Mellon Corporation (formerly known as Mellon Trust of New England NA) to act as custodian for the Trust.

(xi) The provisions of the Declaration and the By-Laws do not violate the 1940 Act and the 1940 Act Rules and Regulations.

(xii) The Trust has an authorized capitalization as set forth in the Preliminary Prospectus and the Prospectus. The Securities have been duly authorized by all requisite statutory trust action on the part of the Trust under the DSTA and, when duly entered into the stock record books of the Trust and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable and free and clear of any preemptive rights or any similar rights arising under the DSTA, the Organizational Documents or any Scheduled Contract.

(xiii) The statements in the Preliminary Prospectus and the Prospectus under the captions “Description of the Shares” and “Anti-Takeover Provisions of the Fund’s Governing Documents” insofar as such statements purport to summarize certain provisions of the Organizational Documents fairly summarize such provisions in all material respects.

(xiv) To our knowledge, there are no legal or governmental proceedings pending to which the Trust is a party that are required to be disclosed in the Prospectus pursuant to Item 12 of Form N-2 under the Securities Act and the 1940 Act that are not so disclosed therein, and no contract or other document is required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required.

(xv) The filing of the Prospectus pursuant to Rule 497 under the Securities Act Rules and Regulations has been made in the manner and within the time period required by Rule 497 of the Securities Act Rules and Regulations.

(xvi) No person has any right under the Trust’s Certificate of Trust, the Declaration, the By-Laws, the DSTA or under any Scheduled Contract to cause the Company to register under the Securities Act any shares of securities or to include any such securities in the Registration Statement or the offering contemplated thereby.

(xvii) Based upon and subject to the foregoing, we are of the opinion that under current U.S. federal income tax law, although the discussion set forth in the Prospectus under the headings “Taxation” does not purport to discuss all possible U.S. federal income tax consequences of the purchase, ownership or disposition of the Securities, such discussion constitutes, in all material respects, a fair and accurate summary of the U.S. federal income tax consequences that are anticipated to be material to holders who purchase the Securities in the offering described in the Prospectus, subject to the qualifications set forth in such discussion.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Fund and public officials. References to the Final Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.

(c) You shall have received on the Closing Date an opinion of Sonia K. Kothari, counsel to the Adviser, dated the Closing Date and addressed to the Representatives, to the effect that:

(i) The Investment Adviser has been duly organized and is validly existing as a limited liability company, is in good standing under the laws of the State of New York, and has the authority to own its property and to conduct its business as described in the Registration Statement, the Base Prospectus, each Preliminary Final Prospectus and the Final Prospectus. To my knowledge, the nature of the Investment Adviser’s business operations does not require it to register to conduct its business in any jurisdiction in which it is not currently registered;

(ii) The Investment Adviser is registered with the Commission as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act, the 1940 Act or the rules and regulations of the Commission under the Advisers Act from acting under the Management Agreement as contemplated by the Registration Statement, the Base Prospectus, each Preliminary Final Prospectus and the Final Prospectus, and no order of suspension or revocation of such registration has been issued or proceedings therefore initiated or, to my knowledge, threatened by the Commission;

(iii) The Investment Adviser has the limited liability company power and authority to enter into the Underwriting Agreement and the Management Agreement, and the Underwriting Agreement has been duly authorized, executed and delivered by the Investment Adviser;

(iv) The Management Agreement has been duly authorized, executed and delivered by the Adviser and the Management Agreement is a valid and legally binding agreement of the Adviser, assuming due authorization, execution and delivery by the other parties thereto, enforceable against the Adviser in accordance with its terms subject to the qualification that the enforceability of the Adviser’s obligations thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles;

(v) The Management Agreement contains the provisions required by Section 205 of the Advisers Act and Section 15 of the 1940 Act and is enforceable against the Investment Adviser in accordance with its terms;

(vi) The execution and delivery by the Investment Adviser of, and the performance by the Investment Adviser of its obligations under, the Management Agreement and the Underwriting Agreement will not contravene the Certificate of Formation and the Amended and Restated Operating Agreement of the Investment Adviser (each as currently in effect) or, to my knowledge, any agreement binding on the Investment Adviser or any judgment, order or decree of any U.S. federal or state governmental body, agency or court having jurisdiction over the Investment Adviser;

(vii) The description of the Investment Adviser in the Registration Statement, the Base Prospectus, each Preliminary Final Prospectus and the Final Prospectus complies in all material respects to the applicable requirements of the 1933 Act, the 1940 Act and the 1940 Act Rules and Regulations;

(viii) To my knowledge, there are no legal or governmental proceedings pending or threatened to which the Investment Adviser is a party or to which any of the properties of the Investment Adviser is subject that is expected to result in a Material Adverse Effect on the Investment Adviser or impair the ability of the Investment Adviser to act as the investment adviser for the Fund or that are required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus and are not so described;

(ix) No consent, approval, authorization, or filing with any U.S. federal or New York governmental authority or, to my knowledge, any court is required for the performance by the Investment Adviser of the Management Agreement and the Underwriting Agreement, except (a) as have been made or obtained and are in full force and effect under the 1933 Act, 1934 Act, the 1940 Act, the Advisers Act or the rules of the NYSE MKT, or (b) as may be required (i) by the rules of the Financial Industry Regulatory Authority, Inc., or (ii) under the securities or “blue sky” laws of any jurisdiction in the United States in connection with the offer and sale of the Securities, in each case as to which I express no opinion; and

In addition to the above opinions, nothing has come to my attention that has caused me to believe that the description of the Investment Adviser in the Registration Statement, at the time such Registration Statement became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the description of the Investment Adviser in the Final Prospectus, as of its date and the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, nothing has come to my attention that has caused me to believe that the description of the Investment Adviser in the Preliminary Final Prospectus, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Adviser and public officials. References to the Final Prospectus in this paragraph (c) shall also include any supplements thereto at the Closing Date.

(d) The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Basic Prospectus, the Preliminary Final Prospectus and the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Fund and the Adviser shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) Each of the Fund and the Adviser shall have furnished to the Representatives a certificate, signed by the Chairman of the Board or the President or Executive Vice president and the principal financial or accounting officer of each of the Fund and the Adviser, as the case may be, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus, any amendments or supplements thereto and this Agreement and that:

(i) The representations and warranties of the Fund or the Adviser, as the case may be, in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Fund or the Adviser, as the case may be, has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date (to the extent not waived in writing by the Representatives);

(ii) No stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Fund’s or the Adviser’s knowledge, as the case may be, threatened; and

(iii) Since the date of the most recent financial statements included in the Final Prospectus (exclusive of any supplement thereto) (with respect to the certificate of the Fund) and since the date of the Final Prospectus (exclusive of any supplement thereto) (with respect to the certificate of the Adviser), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, operations, business or properties of the Fund or the Adviser, as the case may be, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus.

(f) The Fund shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the 1940 Act and the Rules and Regulations and stating in effect that:

(i) in their opinion the audited financial statements and financial statement schedules included in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act, the 1940 Act and the Rules and Regulations; and

(ii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Fund) set forth in the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus, including the information set forth under the captions “Summary of Fund Expenses” in the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, agrees with the accounting records of the Fund, excluding any questions of legal interpretation.

References to the Preliminary Final Prospectus and the Final Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

(g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been

(i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 7 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, operations, business or properties of the Fund and the Adviser, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus (exclusive of any supplement thereto).

(h) Reserved.

(i) Prior to the Closing Date, the Fund and the Adviser shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(j) If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Fund in writing or by telephone or facsimile confirmed in writing.

(k) The documents required to be delivered by this Section 7 shall be delivered at the office of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, at 425 Lexington Avenue, New York, New York 10017, on the Closing Date.

8. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Fund or the Adviser to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Fund will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

9. Indemnification and Contribution. (a) The Fund and the Adviser, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, members, managers, officers, employees, agents and affiliates of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several (including reasonable costs of investigation), to which they or any of them may become subject under the Act, the Exchange

Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof (and including any post-effective amendment and any Rule 462(b) Registration Statement and any Rule 430B Information deemed to be included or incorporated therein), or in the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, any Rule 482 Statement, any sales material or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Fund and the Adviser will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Fund and the Adviser by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Fund and the Adviser may otherwise have.

Notwithstanding this paragraph (a), the Adviser shall be liable to any party to be indemnified under this section 9(a) in any case only to the extent that the Fund fails to indemnify and hold harmless the indemnified party.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless each of the Fund and the Adviser, each of its directors, trustees, each of its officers who signs the Registration Statement, and each person who controls the Fund or the Adviser within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Fund and the Adviser to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Fund or the Adviser by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Fund and the Adviser acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting,” (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters specifically for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party will, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Fund, the Adviser and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, “Losses”) to which the Fund, the Adviser and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Adviser on the one hand (treated jointly for this purpose as one person) and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Fund, the Adviser and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Fund and the Adviser on the one hand (treated jointly for this purpose as one person) and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Fund and the Adviser (treated jointly for this purpose as one person) shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Fund, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Fund and the Adviser on the one hand (treated jointly for this purpose as one person) or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Fund, the Adviser and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, agent and affiliate of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Fund or the Adviser within the meaning of either the Act or the Exchange Act, each officer of the Fund and the Adviser who shall have signed the Registration Statement and each director (or, with respect to the Fund, trustee) of the Fund and the Adviser shall have the same rights to contribution as the Fund and the Adviser, subject in each case to the applicable terms and conditions of this paragraph (d).

The Underwriters acknowledge and agree that the Fund’s indemnity and contribution obligations under this Section 9 are subject to the provisions of Section 17(i) of the 1940 Act.

10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Fund or the Adviser. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Fund and any nondefaulting Underwriter for damages occasioned by its default hereunder.

11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, without liability on the part of the Underwriters to the Fund or the Adviser, by notice given to the Fund or the Adviser prior to delivery of and payment for the Securities, if at any time prior to such time (a) trading in the Fund’s Common Shares shall have been suspended by the Commission or the NYSE MKT or trading in securities generally on the NYSE MKT or on any international securities exchange shall have been suspended or limited or minimum prices shall have been established on the NYSE MKT or on any international securities exchange, (b) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (c) a banking moratorium shall have been declared either by Federal or New York State authorities or (d) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, or there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement, the Basic Prospectus, each Preliminary Final Prospectus and the Final Prospectus (exclusive of any supplement thereto).

12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of each of the Fund and the Adviser or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Fund or the Adviser or any of the officers, directors, trustees, employees, agents, affiliates or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel and Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York, 10036, attention of Syndicate Department; if sent to the Fund or the Adviser, will be mailed, delivered or telefaxed to the Fund (fax no.: (914) 921-5118) and confirmed to the General Counsel at One Corporate Center, Rye, New York, 10580.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, trustees, employees, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16. Waiver of Jury Trial. Each of the Fund, the Adviser and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Fund, the Adviser and the Underwriters, or any of them, with respect to the subject matter thereof.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. No Fiduciary Duty. Each of the Fund and the Adviser hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Fund and the Adviser, on the one hand, and the Underwriters and any affiliate, through which they may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Fund or the Adviser and (c) the Fund’s and Adviser’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Fund and Adviser agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Fund or the Adviser on related or other matters). The Fund and the Adviser agree and acknowledge that in any event the Underwriters do not owe an agency, fiduciary or similar duty to the Fund or the Adviser.

21. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“1940 Act” shall mean the Investment Company Act of 1940, as amended.

“1940 Act Rules and Regulations” shall mean the rules and regulations of the Commission under the 1940 Act.

“1940 Act Notification” shall mean a notification of registration of the Fund as an investment company under the 1940 Act on Form N-8A, as the 1940 Act Notification may be amended from time to time.

“Act” shall mean the Securities Act of 1933, as amended.

“Act Rules and Regulations” shall mean the rules and regulations of the Commission under the Act.

“Advisers Act” shall mean the Investment Advisers Act of 1940, as amended.

“Advisers Act Rules and Regulations” shall mean the rules and regulations of the Commission under the Advisers Act.

“Base Prospectus” shall mean the base prospectus (including any statement of additional information incorporated by reference herein) referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement (including any statement of additional information incorporated by reference therein) relating to the Securities that is first filed pursuant to Rule 497 after the Execution Time, together with the Basic Prospectus.

“FCPA” shall mean the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organizational Documents” shall mean (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its agreement and declaration of trust, certificate of trust, certificate of formation or similar organizational document and its trust agreement, bylaws or other similar document; and (e) in the case of any other entity, the organizational and governing documents of such entity, in each case as may be amended from time to time.

“Preliminary Final Prospectus” shall mean any preliminary prospectus supplement (including any statement of additional information incorporated by reference therein) to the Basic Prospectus filed with the Commission pursuant to Rule 497, which describes the Securities and the offering thereof and is used prior to the filing of the Final Prospectus, together with the Basic Prospectus.

“Registration Statement” shall mean the shelf registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 497 and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 415”, “Rule 430B” and “Rule 462” refer to such rules under the Act.

“Rule 430B Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430B.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Rule 482 Statement” shall mean a document that is prepared in accordance with the provisions of Rule 482 of the Act, including the advertisements used in the public offering of the Securities pursuant to Rule 482 under the Rules and Regulations, each of which is listed in Schedule II hereto.

“Rule 497” refers to Rule 497(c) or 497(e) under the Act, as applicable.

“Rules and Regulations” shall mean, collectively, the Act Rules and Regulations and the 1940 Act Rules and Regulations.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Fund, the Adviser and the several Underwriters.

Very truly yours,

GAMCO GLOBAL GOLD, NATURAL RESOURCES & INCOME TRUST BY GABELLI

By:	/s/ Agnes Mullady
Name: Agnes Mullady
Title: Treasurer

GABELLI FUNDS, LLC

By:	/s/ Bruce N. Alpert
Name: Bruce N. Alpert
Title: Executive Vice President

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

By: Citigroup Global Markets Inc.

By:	/s/ Christine L. Macdonald
Name: Christine L. Macdonald Title: Director

For themselves and the other

several Underwriters named in

Schedule I to the foregoing

Agreement.

35